Exhibit A.
(a)	Name of Person(s) Filing:
Andrew Barron Worden, citizen of USA
Barron Partners LP, a DE limited partnership
XWRT2 LP, a DE limited partnership
SBMT2 LP, a DE limited partnership
Godfrey2468 LP, a DE limited partnership
Tibero2 LP, a DE limited partnership
Kaufman2 LP, a DE limited partnership
SAS148 LP, a DE limited partnership
ABJ Investment Fund LP, a DE limited partnership
Olga Filippova, citizen of Russian Federation

(b)Address of Principal Business Office, or, if None, Residence:
Andrew Barron Worden 730 Fifth Avenue, 26th Floor
New York, NY 10019

SAS148 LP, 50 Central Park South,
Unit 34/35 New York, NY 10019

Barron Partners LP, 730 Fifth Avenue,
26th Floor, New York, NY 10019

XWRT2 LP, 131 Laurel Grove Avenue
Kentfield, CA 94904

SBMT2 LP, 104 S. Pecos Street
Midland, TX 79701

Godfrey2468 LP, 279 Saugatuck Avenue
Westport, CT 06880

Tibero2 LP, 29 Evergreen Way Wokingham,
Berkshire  RG41 4BX  United Kingdom

Kaufman2 LP, 127 W. 69th Street
New York, Ny 10023

ABJ Investment Fund LP,
#500-117 West Hastings Street, Vancouver BC
V6E 2K3 Canada.
Olga Filippova, 3 Havelock Terrace,
Sandymount,
Dublin 4, Ireland

SIGNATURES

Andrew B. Worden
By: /s/ Andrew B. Worden

Barron Partners LP
By: Barron Capital Advisors LLC,
its general partner
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: Managing Member

SAS148 LP
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: General Partner

XWRT2 LP
By: /s/ Joseph Abrams
Name: Joseph Abrams
Title: General Partner

SMBT2 LP
By: Carlton Beal Family Trust
FBO Spencer Beal, its general partner
By: /s/ Spence Beal
Name: Spence Beal
Title: Trustee

Godfrey2468 LP
By: /s/ Peter Godfrey
Name: Peter Godfrey
Title: General Partner


Tibero2 LP
By: /s/ Tim Robinson
Name: Tim Robinson
Title: General Partner

Kaufman2 LP
By: Dash.com Inc, its General Partner
Name: Daniel Kaufman
Title: President

ABJ Investment Fund LP
By: /s/ Sandra Lau
Name: Sandra Lau
Title: General Partner

Olga Filippova
By: /s/ Olga Filippova